Exhibit 10.4

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is made and entered into by and between C. Michael Cooley (the “Executive”) and The Sportsman Channel, Inc., a Delaware corporation (the “Company”) as of August 1, 2011.

WHEREAS, the Executive was employed on an active, full-time, exclusive basis by the Company as initially as President and Chief Executive Officer and subsequently as Chairman of the Company, pursuant to an Employment Agreement between the Executive and Company dated as of April 28, 2006 (the “Employment Agreement”);

WHEREAS, the Board of Directors has received from the Executive a resignation notice effective April 28, 2011 (the “Resignation Date”) pursuant to which the Executive has provided his unqualified resignation, effective as of that date, from his position as Chairman and as an employee of the Company; and

WHEREAS, the Executive and the Company desire to enter into certain arrangements in connection with the Executive’s resignation.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.         Resignation. The Company and the Executive mutually agree to and acknowledge the Executive’s resignation, effective as of the Resignation Date hereof, from his position as President and Chief Executive Officer and employee of the Company. The Executive has, independently and without reliance on the Company or anyone else, made his own analysis of the Company, taking into account such factors he deems appropriate, and he has elected not to exercise the Put Option referred to in Section 10 of the Employment Agreement (the “Put Option”).

Section 2.         Consideration.

(a)        Payments. For a period of two (2) consecutive years from the date hereof (the “Term”), the Company shall pay to the Executive the annual sum of fifty-two thousand dollars ($52,000) (the “Annual Payment”) for his service as Non-Executive Chairman referred to below. Notwithstanding anything else to the contrary contained herein, and regardless of whether the Executive ceases to serve as Non-Executive Chairman, the Company’s obligation to pay the Annual Payment shall continue. The exclusive event that shall give rise to the termination of the Annual Payment shall be the Executive’s conviction or plea of guilty or no contest to a crime of moral turpitude. The Annual Payment shall be payable one-twelfth (1/12th) on the first day of each month during the time it is payable, or on such other schedule as the Company and the Executive may reasonably agree.

(b)        Non-Executive Chairman. The Executive shall have the title of”Non-Executive Chairman” until the Company otherwise determines in its sole discretion. Notwithstanding the Executive’s title as Non-Executive Chairman of the Company pursuant to this Agreement, the Executive and the Company agree and acknowledge this is an honorary position and the Executive (i) shall have no duties as Non-Executive Chairman and no rights or power to act for or on behalf of, or to bind the

Company as Non-Executive Chairman or otherwise, (ii) shall not be a member of the Board of Directors or an employee of the Company and (iii) except as specifically provided in this Agreement, shall not be eligible to receive from the Company any compensation or benefits or be eligible for any new grants of the Company’s profits interest, stock options or similar grants.

(c)        Welfare Plans. During the Term, the Executive and his dependents shall be eligible for coverage and shall be covered under the Company’s health and medical insurance plan(s) in effect from time to time. During the Term, the Company agrees to pay one hundred percent (100%) of the group health and medical insurance premiums necessary for the Executive and his dependents to participate in Company’s group health and medical insurance plan(s).

(d)        No Office. The Executive shall not be entitled to an office space at the Company’s offices. The Executive shall visit the Company’s offices only upon the invitation of the Company’s Chief Executive Officer.

Section 3.         Return of Property. As of the date the Executive executes this Agreement, the Executive hereby affirms that, to the best of the Executive’s knowledge and after reasonable investigation, the Executive has returned to the Company all confidential and proprietary information and all computer hardware or software, files, memoranda, correspondence, vendor and customer lists, financial data, keys and security access cards, business records, papers, computer data and documents generated by, or derived from, the Company Released Parties (as defined below) or kept or made by the Executive relating to the business of the Company Released Parties and acknowledges and agrees that all such property shall remain the exclusive property of the Company Released Parties (the “Proprietary Property”). Proprietary Property shall include any information or materials that are derived from information or materials that would otherwise constitute Proprietary Property. The Executive hereby acknowledges and agrees that (i) all Proprietary Property that was in the Executive’s possession or dominion on or prior to the Resignation Date has been returned to the Company in its full and correct form, (ii) the Executive has relinquished to the Company and all copies of Proprietary Property, whether electronically or otherwise, that were in the Executive’s possession or dominion on the date hereof and (iii) to the best of the Executive’s knowledge and except as the Executive has otherwise disclosed to the Company in writing, no such property has been destroyed, has become defective or has been damaged in any way during the period that such property has been in the possession or dominion of the Executive.

Section 4.         Mutual Release and Waiver of Certain Claims.

(a)        For purposes of this Agreement, (i) the Company and its present, former and future shareholders, partners, limited partners, affiliates, members, parents, subsidiaries, directors, officers, executives, agents, attorneys, successors and assigns are each referred to herein individually as a “Company Released Party” and collectively as the “Company Released Parties”, and (ii) the Executive and his present, former and future affiliates, heirs, personal and legal representatives, agents, attorneys, successors and assigns are each referred to herein individually as an “Executive Released Party” and collectively as the “Executive Released Parties”.

(b)        (i)         In consideration of the covenants undertaken herein by the Company, the Executive hereby unconditionally and forever releases and discharges the Company Released Parties and waives any and all claims, liabilities, demands, actions, causes of action, suits, costs, controversies, judgments, decrees, verdicts, attorney’s fees, damages, indemnities and obligations of every kind and nature, in law, equity or otherwise, known or unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to the agreements, events, acts or conduct at any time prior to and including the execution date hereof against the Company or any of the other Company Released Parties, including without limitation, that certain Series and License Agreement dated January 2003 (the “Old Series and License Agreement”) between the Company and Rocky Trail Productions, LLC, a Wisconsin limited liability company (“Rocky Trail”) and the Put Option, other than in all cases the Excluded Company Obligations (as defined below) (the “Released Executive Claims”). The Released Executive Claims include any and all matters relating to the Executive’s employment with the Company and his engagement as an officer and director including, but not limited to, Title VII of the Civil rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act; claims under the Employee Retirement Income Security Act of 1974, as amended, the Equal Pay Act, the Fair Labor Standards act, as amended, the Family and Medical Leave Act of 1993, as amended, and any other federal, state or local law or regulation, including, without limitation, the NYS Human Rights Law, the NYS Labor Law and the New York City Administrative Code, each as amended, the Wisconsin equivalent or analogous law to any of the foregoing, or the laws of any country governing discrimination in employment, the payment of wages or benefits, or any other aspect of employment. The Released Executive Claims also include claims for wrongful discharge, fraud or misrepresentation under any statute, rule or regulation or under the common law and any other claims under the common law. Notwithstanding the foregoing or any contrary term herein, the Executive does not release, discharge or waive and this subsection (b) shall not apply with respect to (A) any rights to payments and benefits provided under this Agreement, (B) any rights under that certain Series and License Agreement between the Company and Rocky Trail effective January 1, 2011 (the “New Series and License Agreement”), a copy of which is attached as Exhibit A, (C) any rights under the NSOs (as hereinafter defined) or as an equity holder of the Company or InterMedia Outdoors Holdings, LLC or any successor thereto or assignee thereof (the “Company Parent”), including without limitation, any rights under any stockholders, operating, limited liability company, investors’ rights or similar agreement relating to any such equity and under applicable law, and/or (D) any rights under the Noncompete Agreement (as hereinafter defined) (the “Excluded Company Obligations”).

(ii)         In consideration of the covenants undertaken herein by the Executive, the Company hereby unconditionally and forever releases and discharges the Executive Released Parties and waives any and all claims, liabilities, demands, exactions, causes of action, suits, costs, controversies, judgments, decrees, verdicts, attorney’s fees, damages indemnities and obligations of every kind and nature, in law, equity and otherwise, known or unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date hereon against the Executive or any of the other Executive Released Parties, including without limitation, the Old Series and License Agreement, other than in all cases the Excluded Executive Obligations (as defined below) (the “Released Company Claims”). The Released Company Claims include any and all matters relating to the Executive’s employment with the Company and his engagement as an officer and director including but not limited to, the Employment Agreement, claims or demands related to salary, bonuses, commissions, stock, options, or any other ownership interest in the Company or its affiliates. The Released Company Claims do not include claims for fraud or misrepresentation or criminal violations under any law or under the common law. Notwithstanding the foregoing or any contrary term herein, the Company does not release, discharge or waive and this subsection (c) shall not apply with respect to (A) any rights to payments and benefits provided under this Agreement, (B) any rights under the New Series and License Agreement, (C) any rights as the issuer of any equity or rights to acquire equity of the Company or the Company Parent, and/or (D) any rights under the Noncompete Agreement (the “Excluded Executive Obligations”).

Section 5.         Release and Waiver of Claims under the Age Discrimination in Employment Act. The release in Section 4(b)(i) of this Agreement specifically includes a waiver and release of any and all claims which the Executive has or may have, as of the date hereof, under the Age Discrimination in Employment Act of 1967, as amended, (“ADEA”) based on the Executive’s employment with the Company, or termination thereof, or any act or omission occurring on or before the date on which the Executive executes this Agreement. The Executive acknowledges that the Company has hereby advised him to consult with his attorney with respect to possible claims under the ADEA, and the Executive acknowledges that he understands that ADEA is a federal statute that prohibits discrimination on the basis of age in employment, benefits, and benefit plans. The Executive further understands that, by signing this Agreement, he is in fact waiving, releasing, and forever giving up any claim under the ADEA against the Company that may have existed on or prior to the date hereof. The Executive acknowledges that the Company has informed him that he has, at his option, twenty-one (21) days following the date hereof in which to sign the waiver of this claim under the ADEA, which option the Executive may waive by signing this Agreement prior to the end of such twenty-one (21) day period. The Executive also understands that he has seven (7) days following the date on which he signs this Agreement within which to revoke the release contained in this Section 5 (the “ADEA Revocation Period”) by providing to the Company a written notice of his revocation of the release and waiver contained in this Section 5. The Executive further understands that this right to revoke the release contained in this Section 5 relates only to this Section 5 and does not act as a revocation of any other term of this Agreement.

Section 6.         Proceedings.

(a)        The Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Company or any other Company Released Party before any local, state or federal agency, court or other body relating to the Executive’s employment with the Company or any other Company Released Party before any local, state or federal agency, court or other body relating to the Executive’s employment with the Company or the termination of such employment, excluding in each case the Company Excluded Obligations (each, individually, an “Executive Proceeding”), and agrees to not participate voluntarily in any Executive Proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Executive Proceeding.

(b)        The Company has not filed, and agrees not to initiate or cause to be initiated on its behalf, any complaint, charge, claim or proceeding against the Executive or any other Executive Released Party before any local, state or federal agency, court or other body relating to the Executive’s employment with the Company or any other Company Released Party before any local, state or federal agency, court or other body relating to the Executive’s employment with the Company or the termination of such employment, excluding in each case the Executive Excluded Obligations (each, individually, a

“Company Proceeding”), and agrees to not participate voluntarily in any Company Proceeding. The Company waives any right it may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Company Proceeding.

Section 7.         Remedies. In the event the Executive initiates or voluntarily participates in any Proceeding, or if the Executive fails to abide by any of the terms of this Agreement or if the Executive revokes the ADEA release contained in Section 5 of this Agreement within the seven (7)-day period provided under Section 5, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to the Executive under this Agreement or terminate any benefits or payments that are subsequently due under this Agreement, without waiving the release granted herein.

Section 8.         Further Cooperation. The Executive agrees that the Executive shall cooperate fully with the Company, the other Released Parties or any of their respective subsidiaries or affiliates if so requested, with respect to any internal or external investigation as well as any issues, claims, proceedings or litigation (whether or not currently pending) involving the Company, or any other Company Released Party, and any third party(ies), including providing information and assistance and making the Executive reasonably available for both pre-trial discovery and trial proceedings at no cost to the Company other than as set forth below and as required under law. This obligation is subject to the Executive’s reasonable availability and to the extent such cooperation is not inconsistent with any obligations the Executive may have at the time, and the Company’s obligation to reimburse the Executive for any reasonable out-ofpocket expenses and costs with respect to such cooperation requested by the Company, including, but not limited, to the counsel of his choice. The Executive further agrees that, except as required by law and excluding the Excluded Company Obligations, he shall not assist any other proceeding or litigation against the Company or any other Released Party.

Section 9.         No Assignment of Claims.

(a)        The Executive represents and agrees that Executive has not heretofore assigned or transferred any Released Executive Claim or Released Executive Claims against the Company or any other Company Released Party, or any portion thereof or interest therein and agrees to indemnify, defend and hold harmless the Company and the other Company Released Parties against any and all Released Executive Claim or Released Executive Claims against the Company or any other Company Released Party, or any portion thereof or interest therein, and agrees to indemnity, defend and hold harmless the Company and the other Company Released Parties against any and all Released Executive Claim or Released Executive Claims based on, arising out of or in connection with, any such transfer or assignment of any such Released Executive Claim or Released Executive Claims or any portion thereof or interest therein. This Agreement and all of its terms shall binding upon the Executive’s heirs, estate, personal representatives, executors and administrators.

(b)        The Company represents and agrees that Company has not heretofore assigned or transferred any Released Company Claim or Released Company Claims against the Executive or any other Executive Released Party, or any portion thereof or interest therein and agrees to indemnity, defend and hold harmless the Executive and the other Executive Released Parties against any and all Released Company Claim or Released Company Claims against the Executive or any other Executive Released Party, or any portion thereof or interest therein, and agrees to indemnity, defend and hold harmless the Executive and the other Executive Released Parties against any and all Released Company Claim or

Released Company Claims based on, arising out of or in connection with, any such transfer or assignment of any such Released Company Claim or Released Company Claims or any portion thereof or interest therein. This Agreement and all of its terms shall binding upon the Company and its successors and assigns.

Section 10.         Confidentiality.

(a)          The Executive agrees that he shall not publicly or privately comment upon or disclose any information or circumstances concerning the termination of the Executive’s employment from the Company and the terms of this Agreement to any person, including, but not limited to, any past, present or prospective employee, or applicant for employment, of the Company or any other Released Party provided that the Executive may comment upon or disclose such information or circumstances to (i) his legal and financial advisors or members or his immediate family, to the extent any such person is advised of this confidentiality obligation and agrees to abide by it, (ii) to the extent such comment or disclosure is required by law, (iii) to the extent such information or circumstances is already public or becomes public other than as a result of a breach by the Executive of his confidentiality obligations herein or (iv) with the Company’s express written permission.

(b)          The Company agrees that it shall not, and shall cause its directors and executive officers or any other Released Party to not, publicly or privately comment upon or disclose any and all information and circumstances concerning the termination of the Executive’s employment from the Company and the terms of this Agreement to any person, including, but not limited to, any past, presser or prospective employee, or applicant for employment, of the Company or any other Released Party provided that the Company, its directors or executive officers or any other Released Party may comment upon or disclose such information or circumstances (i) to their legal and financial advisors to the extent any such person is advised of this confidentiality obligation and agrees to abide by it, (ii) to the extent that such comment or disclosure is required by law, (iii) to the extent such information or circumstance is already public or becomes public other that as a result of a breach by the Company or its directors or executive officers or any other Released Party of their confidentiality obligations herein or (iv) with the Executive’s express written permission

(c)          Acknowledgment. The Executive acknowledges and affirms that his obligations under the Agreement to Protect Confidential Information, Assign Inventions and Prevent Unfair Competition and Unfair Solicitation dated April 28, 2006, between the Company and Executive (the “Noncompete Agreement”), shall survive this Agreement in accordance with its terms. In addition, in consideration of the covenants and mutual promises contained in this Agreement and for other good and valuable consideration, during the Term, the Executive shall not, without the prior written consent of the Company, directly or indirectly, whether as an officer, employee, partner, stockholder, consultant or otherwise, invest or acquire an equity interest in, engage in the operations of, or act as a consultant to, any television network a significant portion of whose programming is focused on hunting or fishing; provided, however, that this Section 10(c) shall not proscribe the Executive’s ownership, either directly or indirectly, of up to one percent (1%) of any class of securities which are listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc.

Section 11.         Non-disparagement.

(a)          The Executive shall not make, participate in the making of, or encourage any other person to make, and shall cause the other Executive Released Parties not to make, participate in the making of, or encourage any other person to make, any statements, written or oral, which criticize, disparage, or defame the goodwill or reputation of, or which are intended to embarrass or adversely affect the Company, the other Company Released Parties or any of their respective subsidiaries, affiliates or employees, including the senior executives thereof. Notwithstanding the foregoing, this Subsection (a) shall not apply to the extent of any litigation or other adversarial proceedings between the Executive Released Parties and the Company Released Parties with respect to any Excluded Company Obligations.

(b)          The Company shall not make, participate in the making of, or encourage any employees or any other person to make, and shall cause its directors and executive officers and the other Company Released Parties not to make, participate in the making of, or encourage any employees or any other person to make, any statements, written or oral, which criticize, disparage, or defame the reputation of, or which are intended to embarrass, the Executive or the other Executive Released Parties. Notwithstanding the foregoing, (i) this Subsection (b) shall not apply to the extent of any litigation or other adversarial proceedings between the Executive Released Parties and the Company Released Parties with respect to any Excluded Company Obligations and (ii) nothing in this Subsection (b) shall prohibit any of the Company’s directors or executive officers from making any non-public statements to one another in the course of carrying out their duties as such.

(c)          Notwithstanding the foregoing, nothing in this Section 11 shall prohibit any person from making truthful statements when required by order of a court or other body having jurisdiction, or as otherwise may be required by law.

Section 12.         Amendment of NSOs and Tag-Along Rights.

(a)          Amendment of NSOs. The Company and the Executive are parties to those certain Nonqualified Stock Option Agreements dated April 28, 2006 covering shares of the Company’s capital stock (the “NSOs”). Notwithstanding any contrary term in the NSOs and/or in the Company’s 2006 Stock Incentive Plan, the Company and the Executive acknowledge and agree that the section of the NSOs titled “Regular Termination” shall be amended by changing the reference therein which currently reads “the 901 day after your termination date” to “April 27, 2016”. Except as specifically set forth herein, this Agreement shall not be deemed to amend or modify the NSOs in any respect and the NSOs shall remain in full force and effect in accordance with their terms.

(b)          Tag-Along Rights. The Company shall give the Executive not less than thirty (30) days’ prior written notice (the “Sale Notice”) of the occurrence of any Sale Event (as defined below), specifying in reasonable detail the material terms of the Sale Event. In connection with any Stock Transaction (as defined below), the Executive may elect to participate in such Sale Event with respect to any Shares (as defined below) held by the Executive, by delivering to the Company a written notice of such election (the “Tag Notice”) within the fifteen (15) day period following receipt of the Sale Notice. If the Executive elects to participate in such Sale Event, the Executive will be entitled to sell in such Sale Event, on the same terms and conditions (including form of consideration), a number of Shares included in such Sale Event equal to the proportional number of equity securities being sold by the Transferor(s) (as defined below) in such Sale Event i.e. if the Transferor(s) are selling fifty percent (50%) of their equity securities in such Sale Event, the Executive shall have the right and option under this Subsection (b) to sell fifty percent (50%) of his Shares in such Sale Event. The Executive’s rights under this Subsection (b) shall exist and survive so long as the Executive holds any Shares. The Company represents and warrants to the Executive that the Company Parent is the direct holder of one hundred percent (100%) of the issued and outstanding capital stock of the Company as of the date hereof (excluding for purposes of this representation the NSOs). For purposes hereof:

(i)          “Sale Event” means, on one transaction or a series of related transactions (A) a sale, transfer or other disposition of issued and outstanding equity securities of the Company and/or the Company Parent, as the case may be, to an individual or entity who is not an equity holder of the Company or the Company Parent as of the date of this Agreement (each, a “Non-Affiliate”); (ii) any consolidation or merger of the Company and/or the Company Parent with or into any Non-Affiliate; (iii) a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company and/or the Company Parent to a Non-Affiliate; and/or (iv) the dissolution or liquidation of the Company and/or the Company Parent. The transactions described in clauses (i) and (ii), above, are hereinabove referred to, interchangeably, as a “Stock Transaction.”

(ii)          “Shares” means the NSOs and any shares of the issued and outstanding capital stock of the Company received upon the exercise of the NSOs. To the extent consistent with the Company’s and the Company Parent’s contractual agreements and not otherwise causing a violation of the Internal Revenue Code of 1986, as amended, or other applicable law, the Company shall, upon the Executive’s written request, use its commercially reasonable efforts to afford the Executive the right and option to sell, exchange or liquidate the NSOs in the Sale Event in a manner that affords the Executive the equivalent of a cashless exercise transaction.

(iii)          “Transferor” means any equity holder of the Company Parent or the Company who sells, transfers or otherwise disposes of equity securities in the applicable Sale Event.

Section 13.         Nonadmission. Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of any party.

Section 14.         Governing Law. The validity, interpretation, construction and performance of this Agreement and disputed or controversies arising with respect to the transactions contemplated herein shall be governed by the laws of the State of New York, irrespective of New York’s choice of law principles that would apply the law of any other jurisdiction.

Section 15.         Whole Agreement; All Agreements Superseded; No Third Party Beneficiaries.

(a)          No agreements, representations or other understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

(b)          The Executive hereby acknowledges and agrees that this Agreement supersedes in its entirety all agreements between the Company and Executive, including, but not limited to, the

Employment Agreement, provided that the Noncompete Agreement and the New Series and License Agreement shall survive this Agreement in accordance with their terms.

(c)          This Agreement, except for Sections 4, 8, 9, 10 and 11 with respect to the Company Released Parties or the Executive Released Parties, as applicable, is not intended to confer upon any person other than the parties hereto any rights or remedies.

Section 16.         Arbitration. Except as otherwise provided in Section 7 above, any dispute or controversy arising out of this Agreement or the Executive’s employment or the termination thereof shall be settled exclusively by arbitration in accordance with the National Rules for Resolution of Employment Disputes of the American Arbitration Association then in effect by a panel of three arbitrators, one chosen by each of the Executive and the Company, with the third arbitrator to be chosen by the other two arbitrators. Judgment may be entered on the arbitrator’s award in any court having jurisdiction and attorney fees will be awarded to the prevailing party.

Section 17.         Severability. In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative.

Section 18.         Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation or law or otherwise by any of the parties without the prior written consent of the other parties.

Section 19.         Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 20.         Counterparts. This Agreement may be executed in counterparts and/or by the exchange of original, facsimile and/or Portable Document Format (.PDF) signature pages, and each counterpart, when executed, shall have the efficacy of a signed original.

[Signatures follow.]

Execution Copy

EACH PARTY ACKNOWLEDGES THAT IT HAS CAREFULLY READ AND FULLY UNDERSTANDS THIS AGREEMENT, AND THAT IT HAS HAD THE OPPORTUNITY TO RAISE WITH THE OTHER PARTY QUESTIONS, CONCERNS OR ISSUES IT MAY HAVE IN CONNECTION WITS THE AGREEMENT OR ITS TERMS. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY, AND TAKEN IT TO THE EXTENT IT DEEMED APPROPRIATE AND NECESSARY, TO CONSULT LEGAL COUNSEL OF ITS CHOICE, IN CONNECTION WITH THIS AGREEMENT AND CONSENTS TO ALL THE TERMS AND PROVISIONS CONTAINED HEREIN KNOWINGLY, VOLUNTARILY AND WITHOUT ANY RESERVATION WHATSOEVER. ACCORDINGLY, ANY RULE OF LAW OR ANY LEGAL DECISION THAT WOULD REQUIRE INTERPRETATION OF ANY CLAIMED AMBIGUITIES IN THIS AGREEMENT AGAINST THE PARTY THAT DRAFTED IT HAS NO APPLICATION AND IS EXPRESSLY WAIVED.

IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date first set forth above.

C. MICHAEL COOLEY

/s/ C. Michael Cooley

THE SPORTSMAN CHANNEL, INC.

/s/ The Sportsman Channel, Inc.